Exhibit 3.2

Execution Copy

LIMITED LIABILITY COMPANY AGREEMENT

of

DAIMLER TRUCKS RETAIL RECEIVABLES LLC

(a Delaware Limited Liability Company)

Dated as of November 8, 2021

by

DAIMLER TRUCK FINANCIAL SERVICES USA LLC,

as Member

i

ii

This LIMITED LIABILITY COMPANY AGREEMENT, is made and entered into as of November 8, 2021 (as amended, restated, supplemented or otherwise modified, this “Agreement”), by Daimler Truck Financial Services USA LLC (“DTFS”), as the sole Member(as defined herein) of DAIMLER TRUCKS RETAIL RECEIVABLES LLC (the “Company”) and by Kevin P. Burns and Bernard J. Angelo, as the Independent Managers (as defined herein).

RECITALS

WHEREAS, the Member formed the Company under the laws of the State of Delaware by the filing of a Certificate of Formation, filed with the Office of the Secretary of State of the State of Delaware and effective as of November 8, 2021 (the “Certificate of Formation”);

WHEREAS, the Member agrees that the membership in and management and affairs of the Company shall be governed by the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the Member hereby agrees as follows:

ARTICLE ONE

USAGE AND DEFINITIONS

Section 1.01.  Capitalized Terms.  As used herein, the following terms shall have the following meanings for purposes of this Agreement:

“Act” means the Delaware Limited Liability Company Act (currently Chapter 18 of Title 6, Sections 18-101 through 18-1109 of the Delaware Code).

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under common control with such specified Person.  For purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning specified in the Preamble.

“Applicable Law” means all applicable laws, ordinances, judgments, decrees, injunctions, writs and orders of any Governmental Authority and rules, regulations, orders, interpretations, licenses and permits of any Governmental Authority.

“Authorized Officer” means authorized officers of the Company appointed by the Board pursuant to Section 4.18(a).

“Bank” means a depository institution at which one or more Company Accounts is maintained.

“Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the nature described in clauses (ii), (iii) or (iv); (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties; or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.  The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18‑101(1) and 18‑304 of the Act.

“Basic Documents” means any transfer agreement, purchase agreement, interest rate swap agreement, servicing agreement, trust agreement, administration agreement, note purchase agreement, underwriting agreement and other agreements relating to the issuance, acquisition and disposition of Securities by the Company and any other documents and certificates delivered in connection with such agreements, as such agreements may be amended from time to time.

“Board” means the Board of Managers of the Company.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or the State of Delaware are authorized or obligated by law, regulation or executive order to close.

“Certificate” has the meaning specified in Section 2.04(b).

“Certificate of Formation” has the meaning specified in the Recitals.

“Commission” means the Securities and Exchange Commission.

“Company” has the meaning specified in the Preamble.

“Company Account” means a bank account of the Company established with a Bank.

“Damages” has the meaning set forth in Section 6.02(a).

“DTFS” has the meaning specified in the Preamble.

“Enhancement” means, with respect to any Security, any reserve fund, overcollateralization, residual value guaranty, residual value insurance policy, financial guarantee insurance policy, letter of credit, guaranteed investment contract, cash collateral account, cash collateral guaranty, interest rate swap, cap, hedge or protection agreement, credit default swap or any other similar contract or agreement.

“Governmental Authority” means the United States, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Holder” means each holder of a Security.

“Indemnified Persons” has the meaning specified in Section 6.02(a).

“Independent Manager” means an individual who (i) is not and has not been employed by DTFS or any of its Affiliates as a director, officer or employee within the five years immediately prior to such individual’s appointment as an Independent Manager (other than in his or her capacity as an independent manager or similar capacity); (ii) is not and has not been an Affiliate of a significant customer or significant supplier of DTFS or any of its Affiliates within the five years immediately prior to such individual’s appointment as an Independent Manager (other than in his or her capacity as an independent manager or similar capacity); (iii) is not and has not been an Affiliate of a company of which DTFS or any of its Affiliates is a significant customer or significant supplier within the five years immediately prior to such individual’s appointment as an Independent Manager (other than his or her capacity as independent manager or similar capacity); (iv) does not have and has not had significant personal services contract(s) with DTFS or any of its Affiliates within the five years immediately prior to such individual’s appointment as an Independent Manager (other than his or her capacity as independent manager or similar capacity); (v) is not affiliated with a tax exempt entity that receives significant contributions from DTFS or any of its Affiliates within the five years immediately prior to such individual’s appointment as an Independent Manager (other than in his or her capacity as an independent manager or similar capacity); (vi) is not the beneficial owner at the time of such individual’s appointment as an Independent Manager, or at any time thereafter while serving as an Independent Manager, of such number of shares of any class of common stock of DTFS or any Affiliate the value of which constitutes more than 3% of such individual’s net worth; (vii) is not an individual who controls (whether directly, indirectly or otherwise) the Company, any Affiliate of the Company or any creditor, supplier, employee, officer, director, manager or contractor of the Company or any Affiliate of the Company; (viii) is not a spouse, parent, sibling or child of any individual described in clauses (i) through (vii) above; and (ix) is not and was not a major creditor of DTFS or any of its Affiliates within the five years prior to such appointment as an Independent Manager.

“Manager” means individuals appointed by the Member pursuant to Section 4.02 to serve as the members of the Board.

“Material Action” means to (i) institute proceedings to have the Company be adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the Company, (iii) file a voluntary bankruptcy petition or any other petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, (v) make any assignment for the benefit of creditors of the Company of a substantial part of its property, (vi) admit in writing the Company’s inability to pay its debts generally as they become due, (vii) dissolve or liquidate the Company, to the fullest extent permitted by law, (viii) consolidate or merge the Company with or into any other entity or sell, convey or transfer all, or substantially all, of its properties or assets or (ix) take action in furtherance of any such action.

“Member” means DTFS, as the initial member of the Company, and includes any Person admitted as an additional member of the Company; a substitute member of the Company or a Substitute Member pursuant to the provisions of the Agreement, each in its capacity as a member of the Company; provided, however, the term “Member” shall not include the Special Members.

“Member Account” has the meaning specified in Section 5.03.

“Member Property” has the meaning specified in Section 5.03.

“Notes” has the meaning specified in Section 2.04(b).

“Opinion of Counsel” means a written opinions of counsel, which counsel may be an employee of DTFS or an Affiliate or may provide legal services to DTFS or an Affiliate.

“Organizational Document” has the meaning specified in Section 2.04(b).

“Pass-Through Entity” has the meaning specified in Section 7.03(d)(i)(A).

“Percentage Interest” means a percentage of limited liability company interests in the Company.

“Permitted Transactions” means the activities, exercises and powers described in Section 2.04.

“Person” means any natural or legal person, including any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, business trust, bank, trust company, estate (including any beneficiaries thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Rating Agency” means each nationally recognized statistical rating organization that has been requested by the Company or any of its Affiliates to rate any class of Securities and has issued an outstanding rating of such class of Securities.

“Receivables” has the meaning specified in Section 2.04(a).

“Securitization Entity” has the meaning specified in Section 2.04(b).

“Security” has the meaning specified in Section 2.04(b).

“Servicer” means a servicer engaged to administer, manage and control Receivables.

“Special Member” has the meaning specified in Section 3.04.

“Substitute Member” has the meaning specified in Section 3.04.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction.

“Undertaking” means, with respect to Securities, an agreement, contract or other written obligation of the Holders, the payments under which are in any material part derived from or collateralized by Receivables.

Section 1.02.  Other Definitional Provisions.  When used in this Agreement and in any certificate or other document made or delivered pursuant hereto, unless a contrary intention appears: (i) all terms defined in this Agreement have the meanings assigned to it; (ii) accounting terms not defined in this Agreement have the respective meanings given to them under International Financial Reporting Standards as in effect on the date of this Agreement and to the extent that the definitions of accounting terms in this Agreement are inconsistent with the meanings of such terms under International Financial Reporting Standards, the definitions contained in this Agreement will control; (iii) references to words such as “this Agreement”, “herein”, “hereof” and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section of this Agreement; (iv) references to “Article”, “Section”, “Exhibit”, “Schedule”, “subsection” or another subdivision or to an attachment are, unless otherwise specified, to an article, section, exhibit, schedule, subsection or other subdivision of or an attachment to this Agreement; (v) the term “or” means “and/or” and the term “including” means “including without limitation”; (vi) the definitions contained in this Agreement are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms; (vii) any agreement or statute defined or referred to in this Agreement means such agreement or statute as from time to time amended, modified, supplemented or replaced, including (in the case of agreements) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements) references to all attachments thereto and instruments incorporated therein and (in the case of statutes) any rules and regulations promulgated thereunder and any judicial and administrative interpretations thereof; (viii) references to a Person are also to its permitted successors and assigns; (ix) references to deposits, transfers and payments of any amounts refer to deposits, transfers or payments of such amounts in immediately available fund and the term “proceeds” has the meaning ascribed to such term in the UCC; and (x) except where “not less than zero” or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.

ARTICLE TWO

ORGANIZATION

Section 2.01.  Formation, Name, Location of Office.

(a)          The Company has been formed pursuant to the Act by the filing of the Certificate of Formation with the Secretary of State of Delaware.  The principal office of the Company will be located at 14372 Heritage Parkway, Suite 400, Fort Worth, Texas 76177 or such other place or places as the Board may designate.

(b)         Andrew Centybear is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware.  Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an “authorized person” ceased, and the Member thereupon became the designated “authorized person” and continues as the designated “authorized person” within the meaning of the Act.  The Member will execute or cause to be executed all other instruments, certificates, notices and documents, and will do or cause to be done all such filing, recording, publishing and other acts, in each case as may be necessary or appropriate to comply with all requirements for the formation and/or operation and, when appropriate, termination of the Company in the State of Delaware and all other jurisdictions where the Company desires to conduct any activities.  The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 2.02.  Registered Office in Delaware.  The registered office of the Company in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle.

Section 2.03.  Registered Agent.  The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle.

Section 2.04.  Purposes and Powers.  The nature of the activities or purpose to be conducted or promoted by the Company is to engage exclusively in the following activities (the “Permitted Transactions”), in each case in accordance with the terms of this Agreement:

(a)    to acquire, own, hold, sell, contribute, transfer, deliver, assign, pledge and otherwise deal with receivables (which may include installment sales contracts, loan agreements, other loans, accounts, instruments, notes, leases and other payment obligations (including participation interests or other interests therein )), which may be secured by or otherwise be made to finance the sale, purchase, lease or other acquisition, ownership or transfer of commercial vehicles, buses, trucks, trucking and transportation equipment, other vehicles or types of equipment or other types of goods or assets (collectively, the “Receivables”), monies due thereunder, proceeds from claims on insurance policies related thereto, any interest in any of the foregoing and related rights;

(b)   to act as settlor or grantor of one or more trusts, special purpose entities or subsidiaries of the Company, whether owned in whole or in part by the Company, with the Company acting on its own or together with one or more other Persons (each, a “Securitization Entity”), formed pursuant to a trust agreement, limited liability company agreement, certificate of formation, certificate of trust or other relevant constituent document or other agreement (each, an “Organizational Document”) for the purpose of issuing one or more series or classes of bonds, notes or other evidences of interest or indebtedness (“Notes”) or certificates (“Certificates” and, together with Notes, “Securities”) collateralized or secured by or evidencing interests, directly or indirectly, in Receivables or by certificates or other securities or interests issued by a Securitization Entity;

(c)   to execute all instruments and documents necessary for the Company to act as settlor or grantor of a Securitization Entity including entering into any Organizational Document and paying the organizational, start-up, transactional and other administrative expenses of such Securitization Entity;

(d)   to authorize, issue, acquire, own, hold, enjoy, sell, contribute, transfer, deliver, assign, pledge and otherwise deal with, publicly or privately and whether with unrelated third parties or with Affiliates, Securities, other instruments secured or collateralized by Securities and other property of a Securitization Entity (including remainder interests in collateral or reserve accounts) or any interest in any of the foregoing, which Securities may be rated or unrated debt secured or collateralized by Receivables;

(e)    to enter into or direct the Securitization Entities to enter into and perform its obligations under Enhancements, indentures, servicing arrangements and other agreements incidental to or connected with the authorization, issuance, acquisition, possession, holding, enjoying, sales, contribution, transference, deliverance, assignment, pledge and other dealings of Securities;

(f)    to own equity interests in other limited liability companies or partnerships whose purposes are substantially restricted to those described in clauses (a) through (e) above;

(g)    to borrow money but only to the extent that such borrowing is permitted by the terms of the transactions contemplated by clauses (a) through (e) above;

(h)   to terminate Securitization Entities after any related Securities have been paid in full or as otherwise permitted by the documents pursuant to which the Securities have been issued, and to repurchase the property of such Securitization Entities, to the extent and in the manner permitted by the documents pursuant to which the Securities have been issued;

(i)    to prepare, and, as required under Applicable Law, file with the Commission or other applicable Governmental Authority, registration statements, prospectuses, periodic or other reports, private placement memoranda, offering documents and other filings, agreements and documents relating to or in connection with the issuance and sale of the Securities and otherwise in connection with the Permitted Transactions;

(j)    to execute applications or other documents, or take any other action in connection with the qualification, licensing or authorization of the Company to engage in activities in any jurisdiction; and

(k)   to engage in any activity and exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

Section 2.05.  Banking Activities.  Without limiting the generality of Section 2.04, the Member and each of the Authorized Officers is authorized to act on behalf of the Company and in its name:

(a)    to establish one or more Company Accounts;

(b)   to sign checks, drafts, instruments, bills of exchange, acceptances and/or other orders for the payment of money from any Company Account;

(c)    to endorse checks, instruments, evidences of indebtedness and orders payable, owned or held by the Company;

(d)    to accept drafts, acceptances, instruments and/or other evidences of indebtedness payable at or through the Bank at which any Company Account is maintained;

(e)    to waive presentment, demand, protest and notice of protest or dishonor of any check(s), instrument(s), draft(s), acceptance(s) or other evidences of indebtedness made, drawn or endorsed by the Company;

(f)    otherwise to deal with each Bank in connection with the foregoing activities on behalf of the Company;

(g)   to enter into one or more agreements with each Bank, which will be deemed to govern the Company Accounts established at such Bank;

(h)   to authorize the purchase, on behalf of the Company, of certificates of deposit, bonds, notes and other such savings instruments from each Bank;

(i)    to obtain, on behalf of the Company, other related services from any Bank, such as the rental of safe deposit boxes from such Bank, obtaining of night depository services, routine cash management services, and the like, which will be governed by night depository agreement(s), safe deposit box lease agreement, and any other such agreement(s) contained on the application or signature cards pertaining to any such services offered to the Company by such Bank;

(j)    to sign and execute signature cards, applications and forms as any Bank will deem appropriate, from time to time, in connection with the opening and maintaining of Company Accounts at such Bank and/or obtaining any of the aforementioned additional related services; and

(k)   to execute applications for the issuance of any savings instrument in the name of the Company.

Section 2.06.  Tax Reporting and Characterization.  The Member agrees that for U.S. federal, State and local income and franchise tax purposes it will (i) treat its interest in the Company as a direct ownership interest in the Member Property and all other assets of the Company and the Securitization Entities (including, in each case, all amounts received with respect thereto and all proceeds and recoveries thereof), (ii) treat any Securities outstanding (the gross proceeds of such Securities less the principal payments on such Securities) as its indebtedness, (iii) treat each Securitization Entity as a security device and (iv) not treat the Company or this Agreement as creating a co-ownership of any assets or as creating a separate entity (such as a partnership).

Section 2.07.  Execution of Documents.  The Member is authorized and empowered to execute and deliver, on behalf of the Company, as attorney-in-fact or otherwise, any and all documents, agreements and other instruments, including any registration statement to be filed with the Commission or otherwise, on behalf of the Company.  The Member is authorized and empowered to prepare for filing in connection with such registration statement, balance sheets, income statements and any other financial statements for the Company.

Section 2.08.  Conduct of Operations.

(a)          Notwithstanding any other provision of this Agreement and any provision of Applicable Law that otherwise so empowers the Company, the Company will not do any of the following:

(i)     engage in any activity other than a Permitted Transaction;

(ii)    become or remain liable, directly or contingently, in connection with any indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or purchase, agreement to supply or advance funds, or otherwise, except in connection with Permitted Transactions;

(iii)   except as provided in Sections 2.04 and 2.08(e) and as contemplated by the Basic Documents, create, incur or assume any indebtedness or issue any security or sell or transfer any receivables (including the Receivables) to a Securitization Entity or other Person which issues a security in respect of any such receivables unless the debt holders thereof (A) agree or are deemed to have agreed that the debt, liabilities and obligations incurred, contracted for or otherwise existing with respect to such indebtedness shall be enforceable against the assets securing or collateralizing such indebtedness or security only, and not against the assets of the Company generally or against any other assets securing or collateralizing any other indebtedness or security of the Company, and (B) agree or are deemed to have agreed that to the extent such debt holders are deemed to have any interest in the assets of the Company generally or any other assets collateralizing or securing any other indebtedness or security of the Company, their interest in those assets will be subordinate to claims or rights of such other debt holders to those assets;

(iv)   pledge its assets for the benefit of any Person except in accordance with the Basic Documents;

(v)    make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate other than in connection with Permitted Transactions except that the Company will not be prohibited under this subclause from causing a distribution of cash to the Member, and the Member will not be prohibited under this subclause from making capital contributions to the Company;

(vi)   enter into any transaction or merger or consolidation with or into any other entity, or convey its properties and assets substantially as an entirety to any entity, other than with respect to a Permitted Transaction, unless (A) the entity (if other than the Company) formed as a result of or surviving such consolidation or merger, or which acquires the properties and assets of the Company is (i) organized and existing under the laws of the State of Delaware, (ii) expressly assumes all of the Company’s obligations under the Basic Documents and (iii) is governed under a charter document containing provisions substantially identical to Section 2.04 and this Section; (B) the Rating Agencies and the trustees under the Basic Documents have received at least 10 days’ prior notice of any such merger, consolidation or sale of assets; (C) such merger, consolidation or sale of assets will not conflict with any provisions of the Certificate of Formation; and (D) immediately after giving effect to such merger, consolidation or sale of assets, no default or event of default by or relating to the Company will have occurred and be continuing under any material agreement to which the Company is a party;

(vii)  become party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, with the exception of any document relating to a Permitted Transaction; and

(viii) amend, modify, alter, change or repeal any provision of Section 2.04 or this Section, except that the Company reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Formation or this Agreement in a manner now or hereafter prescribed by the Act, and all rights conferred upon the Member herein are granted subject to this reservation.

(b)          The Company will at all times:

(i)    maintain its existence as a limited liability company and remain in good standing under the laws of the State of Delaware;

(ii)   observe all limited liability company procedures required by this Agreement and such others, if any, as may be from time to time required by the Act;

(iii)  ensure that (A) the activities and affairs of the Company are at all times managed by or under the direction of the Board, (B) the Board will have duly authorized all actions requiring such authorization and (C) when required by Applicable Law or by this Agreement, the Company will have obtained the proper authorization for action from the Member;

(iv)  maintain the Company’s books, financial statements, accounting records and other limited liability company documents and records separate from those of the Member, any Affiliate thereof or any other Person;

(v)   not commingle the assets of the Company with those of the Member or any Affiliate thereof (except in connection with the Permitted Transactions);

(vi)  not guarantee or become obligated for the debts of any other Person or  hold itself or its credit out as being available to satisfy the debts of any other Person;

(vii)  maintain its bank accounts, books of account and payroll (if any) separate from those of its Affiliates, the Member or any of the Member’s Affiliates or any other Person; pay its own liabilities from its own funds; and ensure that its funds and other assets will at all times be readily distinguishable from the funds and other assets of its Affiliates, the Member and any of the Member’s Affiliates or any other Person;

(viii)  act solely in its own name and through its own managers and agents so as not to mislead others as to its identity or the identity of any Affiliate and correct any known misunderstanding regarding its separate identity, and conduct all oral and written communications of the Company, including letters, invoices, contracts, statements and applications solely in the name and using the letterhead, invoices and checks, as applicable, of the Company;

(ix)  separately manage its liabilities from those of the Member or any Affiliate thereof and pay its own liabilities, including all administrative expenses (including a fair and reasonable portion of overhead for any shared office space) from its own separate assets, except that (A) the Member or any Affiliate thereof may pay certain of the organizational costs of the Company, and the Company will reimburse the Member or any such Affiliate for its allocable portion of shared expenses paid by the Member or such Affiliate, and (B) the Member may pay fees and expenses and indemnify parties pursuant to this Agreement;

(x)    not acquire the obligations or securities of the Member or Special Member;

(xi)  at all times maintain an arm’s length relationship with any Affiliates;

(xii)  take such actions as are necessary to ensure that no Independent Manager may at any time serve as a trustee in bankruptcy for the Company or any of its Affiliates;

(xiii)  not create, incur or assume any indebtedness or issue any security unless the holders thereof, or sell or transfer any assets (including any Securities) to any Person unless such holder or transferee agrees or is deemed to have agreed to not file or join in filing any bankruptcy petition against the Company prior to the end of the period that is one year and one day after all of the debt and other obligations of the Company are paid in full and agree it will not cooperate with or encourage others to file a bankruptcy petition against the Company during the same period;

(xiv)  pay the salaries of its own employees and have a sufficient number of Managers and Authorized Officers to manage its operations; and

(xv) maintain adequate capital in light of its contemplated business operations.

Failure of the Company, or the Member or Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in the Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or Managers.

(c)          The Company will abide by all limited liability company formalities, including the maintenance of current minute books, and the Company will cause its financial statements to be prepared in a manner that indicates the separate existence of the Company and its assets and liabilities.

(d)         The Board will make decisions with respect to the activities and operations of the Company independent of and not dictated by the Member, DTFS or any Affiliate of the Member or DTFS (without limiting any rights exercised by the Member in such capacity under this Agreement or under the Act).

(e)          Notwithstanding any provision in this Agreement to the contrary, the Company, by or through any Authorized Officer, in its own capacity (i) may pay fees and expenses of and indemnify trustees relating to the issuance of any Securities and (ii) may indemnify any underwriter, placement agent, initial purchaser for resale or other Person performing similar functions in connection with the issuance of any Securities.

(f)          The Company, by or through any Authorized Officer on behalf of the Company, may enter into and perform the Basic Documents and all documents, agreements, certificates, or financing statements relating to the Permitted Transactions, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement.  The foregoing authorization is not a restriction on the powers of any Authorized Officer of the Company to enter into other agreements on behalf of the Company.

Section 2.09.  No State Law Partnership.  The Member intends that the Company will not be a partnership (including, a general partnership or a limited partnership) or joint venture, and that none of the Member, any Manager or any Authorized Officer will be a partner or joint venturer with respect to the activities of the Company for any purposes, and this Agreement will not be construed to suggest otherwise.

Section 2.10.  Liability to Third Parties.  Except as otherwise expressly provided by the Act or in this Agreement, none of the Member, any Manager or any Authorized Officer, or any Affiliate of any such Person (other than the Company), will be liable for the debts, obligations or liabilities of the Company (whether arising in contract, tort or otherwise), including, under a judgment, decree or order of a court, solely by reason of being a Member, a Manager, an officer or an Affiliate of any such Person.

Section 2.11.  No Personal Liability of the Member, Manager, Officer, Etc..   None of the Member, any of the Member’s officers, directors or employees, any Manager or, except as provided in Section 6.02, any Authorized Officer, will be subject in such capacity to any personal liability whatsoever to any Person in connection with the assets or the affairs of the Company; and, subject to the provisions of Section 6.02, all such Persons will look solely to the assets of the Company for satisfaction of claims of any nature arising in connection with the affairs of the Company. However, such protection from personal liability will apply to the fullest extent permitted by Applicable Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide greater or broader indemnification rights than such law permitted the Company to provide prior to such amendment).

Section 2.12.  Limited Liability and Bankruptcy Remoteness.  The activities and affairs of the Company will be operated in such a manner as the Board and the Authorized Officers deem reasonable and necessary or appropriate to preserve (i) the limited liability of the Member and its Affiliates, (ii) the separateness of the Company from the business of the Member and its Affiliates and (iii) until the expiration of the period of one year and one day after the payment in full of all distributions to all Holders, the bankruptcy-remote status of the Company.

Section 2.13.  Term.  Unless terminated in accordance with this Agreement and the Act, the Company will have perpetual existence.

ARTICLE THREE

THE MEMBER

Section 3.01.  The Member.  The name and address of the Member is as follows:

Daimler Truck Financial Services USA LLC
14372 Heritage Parkway
Suite 400
Fort Worth, TX  76177
Attention: General Counsel

Section 3.02.  Powers of the Member.  The Member (acting in its capacity as such) will have the authority to take all actions specifically enumerated in the Certificate of Formation or this Agreement.

Section 3.03.  Limited Liability of the Member.  Except as otherwise expressly provided by the Act, all debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, will be solely the debts, obligations and liabilities of the Company, and the Member will not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

Section 3.04.  Special Member.  Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its Percentage Interest in the Company and the admission of the assignee pursuant to Sections 7.03(a) and (c), or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 7.03(b) and (c)), each individual acting as an Independent Manager pursuant to Section 4.03 will, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member (a “Special Member”) and will continue the Company without dissolution.  No Special Member may resign from the Company or transfer its rights as a Special Member.  However, (a) each Special Member will automatically cease to be a member of the Company upon the admission to the Company of a Substitute Member and (b) such admission of a Substitute Member will not, in and of itself, cause a Special Member to cease to be an Independent Manager.  Notwithstanding any provision in this Agreement to the contrary, upon the occurrence of any event that causes the Member to cease to be a member of the Company, the personal representative of such Member is hereby authorized to, and will, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company (in such capacity, the “Substitute Member”) effective as of the occurrences of the event that terminated the continued membership of such Member in the Company.  Each Special Member will be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of the assets of the Company.  Pursuant to Section 18-301 of the Act, a Special Member will not be required to make any capital contributions to the Company and will not receive a limited liability company interest in the Company.  A Special Member, in its capacity as a Special Member, may not bind the Company.  Except as required by any mandatory provision of the Act, a Special Member, in its capacity as a Special Member, will have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including the merger, consolidation or conversion of the Company.  In order to implement the admission to the Company of each Special Member, each person acting as an Independent Manager pursuant to Section 4.03 will execute a counterpart to this Agreement.  Prior to its admission to the Company as Special Member, each person acting as an Independent Manager pursuant to Section 4.03 will not be a member of the Company.  A Special Member will only have the rights and duties expressly set forth in this Agreement.

ARTICLE FOUR

MANAGEMENT OF COMPANY; THE BOARD; OFFICERS

Section 4.01.  General Management of the Company.

(a)          The activities, properties and affairs of the Company will be managed by the Board.  Without limiting the generality of the foregoing, the Board will have the power to appoint officers of the Company, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Company and to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Company, subject to and in accordance with this Agreement.

(b)          The Board will have the power and authority to execute, deliver and file with the Commission in the name of the Company one or more registration statements in connection with the offering of Securities.  The Board will also have the power and authority to execute, deliver and file with the Commission in the name of the Company such other documentation that is required to be executed, delivered and filed with the Commission from time to time under the Securities Act or the Exchange Act in connection with the offering of, or otherwise in connection with, any Securities.

Section 4.02.  Appointment and Term.  The Member will be entitled to appoint persons to serve as the members (each, a “Manager”) of the Board. Managers will serve until their respective successors are appointed by the Member or until their earlier death, disability, resignation, retirement or removal.  Each Manager will constitute a “manager” within the meaning of Section 18-101 of the Act.  Each Manager will be vested solely with the authority set forth in this Agreement.

Section 4.03.  Number; Independent Managers.

(a)          The number of Managers comprising the Board will not be less than three nor more than five.  The exact number of Managers will be determined by the Member, subject to Section 4.03(b).  The current Board consists of five Managers, two of whom are Independent Managers, and who are:

Richard Howard
Gianni Gatto
Jennifer M. Stewart
Kevin P. Burns
Bernard J. Angelo

(b)          The Board will include at least two Independent Managers, and no action requiring the unanimous affirmative vote of the Managers may be taken unless at least two Independent Managers approve such action.  Except as provided in Section 4.03(c), any action permitted or required to be taken by the Board may be taken by a simple majority the Board. When voting on matters subject to the vote of the Board, including those matters specified in Section 4.03(c), notwithstanding that the Company is not then insolvent, each Manager, including each Independent Manager, will, to the fullest extent permitted by law, including Section 18-1101(c) of the Act, owe its primary fiduciary duty to the Company and its creditors and will take into account the interests of the Member and, as long as any Securities rated by a Rating Agency are acquired or sold by the Company and remain outstanding, the holders of such Securities.  For purposes of this subsection, the following terms have the meanings set forth below:

(i)    A “significant customer of DTFS or any of its Affiliates” means a customer from which DTFS and any of its Affiliates collectively in the last fiscal year of DTFS received payments in consideration for the products and services of DTFS and its Affiliates which are in excess of 1% of the consolidated gross revenues of DTFS and its Affiliates during such fiscal year.

(ii)   A “significant supplier of DTFS or any of its Affiliates” means a supplier to which DTFS and any of its Affiliates collectively in the last fiscal year of DTFS made payments in consideration for the supplier’s products and services in excess of 3% of the consolidated gross revenues of DTFS and its Affiliates during such fiscal year.

(iii)  DTFS or any of its Affiliates will be deemed a “significant customer” of a company if DTFS and any of its Affiliates collectively were the direct source during such company’s last fiscal year in excess of 3% of the gross revenues which such company received from the sale of its products and services during such fiscal year.

(iv)  DTFS or any of its Affiliates will be deemed a “significant supplier” of a company if DTFS and any of its Affiliates collectively received in such company’s fiscal year payments from such company in excess of 3% of the gross revenues which such company received during such fiscal year for the sale of its products and services.

(v)   A Person will be deemed to have “significant personal services contract(s) with DTFS or any of its Affiliates” if the fees and other compensation received by the person pursuant to personal services contract(s) with DTFS and any of its Affiliates exceeded or would exceed 3% of his or her gross revenues during the last calendar year.

(vi)  A tax-exempt entity will be deemed to receive “significant contributions from DTFS or any of its Affiliates” if such tax exempt entity received during its last fiscal year, or expects to receive during its current fiscal year, contributions from DTFS or its Affiliates in excess of the lesser of (i) 3% of the consolidated gross revenues of DTFS and its Affiliates during such fiscal year and (ii) 1% of the contributions received by the tax exempt entity during such fiscal year.

(vii) A Person will be deemed to be a “major creditor of DTFS or any of its Affiliates” if it is a financial institution which DTFS or such Affiliate owes outstanding indebtedness for borrowed money in a sum exceeding more than 5% of DTFS’s total consolidated assets.

(c)    Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Holders, the Board or any Person on behalf of the Company, none of the Member, the Holders, the Board or any other Person shall be authorized or empowered on behalf of the Company to, nor shall they permit the Company to, and the Company shall not, without the unanimous consent of the Board (including two Independent Managers), do any of the following:

(i)    amend Section 2.04 to permit the Company to engage in any activity other than those set forth in such Section prior to any such amendment;

(ii)   engage in any activity other than those set forth in Section 2.04;

(iii)   amend this subsection (c) or any of Sections 2.08, 2.10, 2.11, 2.12, 2.13, 4.03(b), 7.01, 7.02 or 7.09 or the definition of any terms used in such Sections;

(iv)   incur any indebtedness, or assume or guaranty any indebtedness of any other Person, other than (A) indebtedness incurred to DTFS or any Affiliate of the Company in connection with the acquisition and disposition of Securities from time to time and the Permitted Transactions, which indebtedness will be subordinate to any Securities and will only be payable to the extent the Company has available cash to pay such indebtedness; (B) salaries, fees and expenses to its trustees, professional advisors and counsel, Managers, officers and employees; (C) indebtedness where the Person to whom the indebtedness is owing has delivered to the Company an undertaking that it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, moratorium, receivership, conservatorship, insolvency or liquidation proceeding, or other proceeding under any insolvency law, for one year and one day after all Securities are paid in full, or look to property or assets of the Company in respect of such obligations and that such obligations will not constitute a claim against the Company in the event that the Company’s assets are insufficient to pay in full such obligations; and (D) other indebtedness not exceeding $25,000 at any one time outstanding, on account of incidentals or services supplied or furnished to the Company;

(v)    to the fullest extent permitted by law, dissolve or liquidate, in whole or in part, consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any other Person;

(vi)   take any Material Action, provided, however, that the Board may not vote on, or authorize the taking of, any Material Action, unless there are at least two Independent Managers then serving in such capacity; or

(vii)  amend this Agreement or take action, in each case in furtherance of any action described in clauses (i) through (vi) above.

Section 4.04.  Power to Bind Company.  Notwithstanding the last sentence of Section 18-402 of the Act, except as otherwise provided in Section 2.07 or elsewhere herein, only the Authorized Officers of the Company (acting in their capacities as such) will have the authority to bind the Company to any third party with respect to any matter.

Section 4.05.  Restrictions on the Power of the Managers.  None of the Managers will have the authority to:

(a)          cause the Company to do any acts in violation of or in breach of any agreement entered into by the Company;

(b)          take any action in contravention of the Act, the Certificate of Formation or this Agreement;

(c)          to the fullest extent permitted by Applicable Law, take any action that would make it impossible to carry on the ordinary activities of the Company;

(d)          knowingly perform any act that would subject the Member or any Holder to loss of limited liability in any jurisdiction; or

(e)          except as permitted under Section 7.02, take any action to amend or modify the Certificate of Formation or this Agreement.

Section 4.06.  Duties and Obligations of the Managers.

(a)          Except with respect to an action taken in accordance with Section 4.03(c)(v), as long as any Securities are outstanding, the Board will take all action that may be necessary or appropriate for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware (and each other jurisdiction in which such existence is necessary to protect the limited liability of the Member or to enable the Company to engage in the activities in which it is engaged).

(b)          Each Manager will devote to the Company’s activities such time as he or she deems necessary to conduct the Company’s activities in an appropriate manner.

(c)          The Board will use its best efforts, in the conduct of the Company’s activities and business, to put all Persons with whom the Company deals on notice that the Member is not liable for the Company’s obligations and all agreements to which the Company is a party will include a statement to the effect that the Company is a limited liability company formed under the Act.  However, the failure to include such a statement in an agreement to which the Company is a party will not affect the Company’s power and authority or authorization to enter into such agreement.

(d)          The Board will prepare or cause to be prepared and will file or cause to be filed on or before the due date (or any extension thereof) any federal, State or local tax returns required to be filed by the Company.  The Board will cause the Company to pay any taxes payable by the Company.  However, the Managers will not be required to cause the Company to pay any tax so long as the Company is contesting in good faith and by appropriate legal proceedings the validity, applicability or amount of such tax and such contest does not materially endanger any right or interest of the Company.

(e)          The Board will, from time to time, submit, or cause to be submitted, to any appropriate State securities administrator all documents, papers, statistics and reports required to be filed with or submitted to such State securities administrator.

(f)          The Board will use its best efforts to cause the Company to be qualified to engage in investment activities in connection with Permitted Transactions, or be registered under any applicable assumed or fictitious name statute or similar law in any State in which the Company then makes investments or transacts business, if such qualification or registration is necessary or desirable in order to protect the limited liability of the Member or to permit the Company lawfully to own or make investments or transact business.

Section 4.07.  Resignation.  Any Manager may resign at any time upon notice of resignation to the Member.  If there are fewer than two Independent Managers after such resignation, the Member will promptly appoint another Independent Manager.  Any resignation will be effective immediately unless a date certain is specified for it to take effect, in which event it will be effective upon such date, and acceptance of any resignation will not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

Section 4.08.  Removal of Managers.  The Member may remove any Manager, either for or without cause.  If there are fewer than two Independent Managers after such removal, the Member will promptly appoint another Independent Manager.

Section 4.09.  Filling of Vacancies.  In the case of any increase in the number of Managers, or of any vacancy in the Board, the Member will appoint the additional Manager or Managers.

Section 4.10.  Managers’ Compensation.  Any or all Managers may receive such reasonable compensation for their services, whether in the form of salary or otherwise, with expenses, if any, as the Board may reasonably determine.  Any such compensation and expense will be paid by the Company.

Section 4.11.  Liability of Managers.  To the fullest extent permitted by Applicable Law, no Manager will be personally liable to the Member or any other Person bound by this Agreement for any breach of its duties as a Manager, except for acts or omissions which involve intentional misconduct, gross negligence or a knowing violation of the law.

Section 4.12.  Place of Meetings of Managers.  Any meetings of the Board may be held in person or telephonically, at such time and place designated by the Board.

Section 4.13.  Meetings of Managers.  Meetings of the Board may be held when called by any Manager or Managers.  The Manager or Managers calling any meeting will cause notice to be given of such meeting, including therein the time, date and place of such meeting, to each Manager at least two Business Days before such meeting.  The activities to be engaged in at, or the purpose of, any meeting of the Managers will be specified in the notice or waiver of notice of any such meeting.  If fewer than all of the Managers are present in person, by telephone or by proxy, the activities at any such meeting will be confined to the activities specifically stated in the notice or waiver of notice of such meeting.

Section 4.14.  Quorum; Majority Vote.  At all meetings of the Board, the presence in person, by telephone or by proxy of a majority of the Managers will be necessary and sufficient to constitute a quorum for the taking of any actions unless a greater number is required by this Agreement or by Applicable Law.  The act of a majority of the Managers present in person, by telephone or by proxy at a meeting at which a quorum is present in person, by telephone or by proxy will be the act of the Board, except as otherwise provided by this Agreement or by Applicable Law.  If a quorum is not present in person, by telephone or by proxy at any meeting of the Board, the Managers present in person, by telephone or by proxy at the meeting may adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present in person, by telephone or by proxy.

Section 4.15.  Methods of Voting; Proxies.  A Manager may vote either in person, by telephone or by proxy executed in writing by the Manager.  However, the Person designated to act as proxy for an Independent Manager must be an Independent Manager.

Section 4.16.  Actions Without a Meeting.  Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the Managers having not fewer than the minimum number of votes that would be necessary to take the action at a meeting at which all Managers entitled to vote on the action were present and voted.  Copies of any such consents will be filed with the permanent records of the Company.

Section 4.17.  Telephone and Similar Meetings.  The Board, or members of any committee thereof, may participate in and hold meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Such participation in any such meeting will constitute presence in person at such meeting, except where a Person participates in such meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not lawfully called or convened.

Section 4.18.  Authorized Officers.

(a)          Appointment.  The Board, by a simple majority, shall appoint authorized officers who will have the title and authority to perform the duties as the Board may delegate to them (each, an “Authorized Officer”) and shall consist of at least a Chief Executive Officer, a Secretary and a Chief Financial Officer and may include one or more Vice Presidents, an Assistant Secretary and such other officers and the Board may designate.  Each Authorized Officer will hold office for the term that such Authorized Officer is appointed and until his or her successor is duly appointed and qualified or until his or her death, resignation or removal as provided in this Agreement.  No Authorized Officer needs to be a Manager, the Member, a Delaware resident or a United States citizen.

(b)          Compensation.  The Board will fix the compensation of the Authorized Officers, if any.

(c)          Power to Act for the Company.  The Authorized Officers of the Company may execute instruments, contracts, agreements and other documents to which the Company is a party and any document to be delivered in connection with, or pursuant to, this Agreement (other than actions required to be taken by the Member pursuant to this Agreement or under Applicable Law).

(d)         Term; Termination.  All Authorized Officers will hold office at the pleasure of the Board. If any vacancy occurs in any office, the Board may appoint a successor to fill such vacancy.

(e)          Removal.  The Board may remove any Authorized Officer at any time, either for or without cause.

(f)          Resignation.  Any Authorized Officer may resign at any time upon notice of resignation to the Board.  Any resignation will be effective immediately unless a date certain is specified for it to take effect, in which event it will be effective upon such date, and acceptance of any resignation will not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

(g)          Multiple Offices.  Any Authorized Officer may hold two or more offices the duties of which can be consistently performed by the same Person.

(h)          Duties and Authority.  In addition to the foregoing specifically enumerated duties and authority, the Authorized Officers will perform such other duties and may exercise such further authority as the Board may determine or may be assigned to them by any superior Authorized Officer.

(i)          Liability of Authorized Officers.  To the fullest extent permitted by Applicable Law, no Authorized Officer will be personally liable to the Company, the Member or any other Person for any breach of its duties as an Authorized Officer, except for acts or omissions that involve intentional misconduct, gross negligence or a knowing violation of the law.

Section 4.19.  Duties of Managers and Officers.  Except to the extent otherwise provided in this Agreement, each Manager and Authorized Officer of the Company will have a fiduciary duty of loyalty and care identical to those of directors and officers of for profit business organizations organized under the General Corporation Law of the State of Delaware.

ARTICLE FIVE

CAPITAL STRUCTURE, CONTRIBUTIONS AND DISTRIBUTIONS

Section 5.01.  Capital Structure.  Simultaneously with the execution and delivery of this Agreement, the Member will be admitted as member of the Company, with an initial Percentage Interest of 100%.

Section 5.02.  Capital Contributions.  The Member may, but is not required, to make such additional capital contributions to the Company as it may determine in its sole discretion.

Section 5.03.  Member Accounts; Allocations.  The Company will maintain, or will cause the related Servicers to maintain, a book of account for the Member with respect to all Securities and other property contributed, sold, transferred or otherwise conveyed to the Company by the Member, to the extent that the Company continues to maintain a residual economic interest (directly or through a Securitization Entity) in such property (each such account, a “Member Account” and the related property with respect to any such account, the “Member Property”), whether or not the Company continues to hold such property directly.

Section 5.04.  Distributions.  Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law.

ARTICLE SIX

EXCULPATION; LIABILITIES: INDEMNIFICATION

Section 6.01.  Exculpation.  Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, to the fullest extent permitted by law, none of the Member, the Managers or any officers, directors, stockholders, partners, employees, representatives or agents of any of the foregoing, nor any officer, employee, representative or agent of the Company or any of its Affiliates will be liable to the Company or any other Person bound by this Agreement for any act or omission (in relation to the Company, this Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted by such Person bound by this Agreement in the reasonable belief that such act or omission is in or not contrary to the best interests of the Company and is within the scope of authority granted to such Person by this Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.

Section 6.02.  Liabilities; Indemnification.

(a)          Subject to Section 6.02(f), any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Member, Manager, officer, employee, agent or legal representative of the Company (each, an “Indemnified Person”), will be indemnified and held harmless by the Company to the fullest extent permitted by law against all expenses, claims, damages, liabilities and losses (including judgments, interest on judgments, fines, charges, costs, amounts paid in settlement, expenses and attorneys’ fees incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or any appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission), whether pending or merely threatened, whether or not any Indemnified Person is or may be a party thereto, including interest on any of the foregoing (collectively, “Damages”) arising out of, or in connection with, the management or conduct of the business and affairs of the Company, except for any such Damages to the extent that they are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Parties or willful violations of the express provisions hereof by the Indemnified Parties.  The Indemnified Parties may consult with counsel and accountants with respect to the affairs of the Company and will be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is in accordance with the advice or opinion of such counsel or accountants.

(b)          The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, in and of itself, create a presumption that the Person seeking indemnification did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interest of the Company or its creditors, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Person’s conduct was unlawful.  Entry of a judgment by consent as part of a settlement will not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

(c)          Subject to Section 6.02(f), to the fullest extent permitted by law, expenses (including reasonable attorneys’ fees and disbursements) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount unless it will ultimately be determined that such Person is entitled to be indemnified by the Company.  Expenses (including reasonable attorneys’ fees and disbursements) incurred by other employees or agents of the Company in defending in any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company upon such terms and conditions, if any, as the Board deems appropriate.

(d)          No Manager of the Company will be personally liable to the Company for monetary damages for any breach of fiduciary duty by such person as a Manager. Notwithstanding the foregoing sentence, a Manager will be liable to the extent provided by Applicable Law (i) for breach of the Manager’s duty of loyalty to the Company or the Member, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the Manager derived an improper personal benefit.

(e)          The indemnification and advancement of expenses provided by this Section will not be deemed exclusive of any other rights to which those seeking indemnification or advancement may by entitled under any agreement, vote of the Board or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and will continue as to an Indemnified Person who has ceased to be a Manager, employee or agent and will inure to the benefit of the heirs, executors and administrators of such Person.

(f)          Any amounts payable by the Company in accordance with this Section will be payable solely to the extent of funds available therefor and actually received by the Company under the Basic Documents, from capital contributions or in connection with other Permitted Transactions.  The Company’s obligations under this Section will not constitute a claim against the Company to the extent that the Company does not have funds sufficient to make payment of such obligations.  Any claim that an Indemnified Person may have at any time against the Company that it may seek to enforce hereunder will be subordinate to the payment in full (including post-petition interest, in the event that the Company becomes a debtor or debtor in possession in a case under any applicable Insolvency Law now or hereafter in effect or otherwise subject to any insolvency, reorganization, liquidation, rehabilitation or other similar Proceedings) of the claims of the holders of any Securities.

(g)          The indemnities contained in this Section will survive the resignation, removal or termination of any Indemnified Person or the termination of this Agreement.  Any repeal or modification of this Article will not adversely affect any rights of such Indemnified Person pursuant to this Article, including the right to indemnification and to the advancement of expenses of an Indemnified Person existing at the time of such repeal or modifications with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE SEVEN

MISCELLANEOUS

Section 7.01.  Dissolution of the Company.

(a)          The Company will be dissolved upon the first to occur of the following events:

(i)           the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act (including by the admission of a Special Member pursuant to Section 3.04); or

(ii)          the entry of a decree of judicial dissolution under the Act; or

(iii)         at the direction of the Member, upon the payment in full of all Securities, Undertakings and all Enhancement.

(b)          Upon dissolution of the Company, except as permitted under the Basic Documents, (i) to the fullest extent permitted by law, the assets of the Company will not be liquidated (except as permitted under the Basic Documents) without consent of 100% of holders of any rated obligations of the Company and (ii) the holders of the rated obligations of the Company have the independent ability to retain related collateral and continue to pay scheduled debt service with respect to such obligations or, in the event proceeds from the related collateral would be insufficient to repay all amounts due under such obligations, to liquidate such related collateral.  Holders of rated obligations of the Company shall continue to exercise all of their rights under any existing security agreements or mortgages and may retain the related collateral until such obligations have been paid in full or otherwise completely discharged, except as permitted under the Basic Documents.

(c)          Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and will, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.

(d)          Notwithstanding any provision to the contrary contained in this Agreement, but subject to Section 3.04 and Sections 7.01(a) and (c) of this Agreement, to the fullest extent permitted by law, the Company shall not be dissolved and its affairs shall not be wound up solely upon the withdrawal or termination of a member other than the last remaining member of the Company.

(e)          Notwithstanding any provision to the contrary contained in this Agreement, the Bankruptcy of the Member or a Special Member will not cause such Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company will continue without dissolution.

(f)          Notwithstanding any provision to the contrary contained in this Agreement, each of the Member and the Special Members waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or a Special Member, or the occurrence of an event that causes the Member or a Special Member to cease to be a member of the Company.

(g)          In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(h)          The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 7.02.  Amendments.  Subject to Section 4.03(c), this Agreement and the Certificate of Formation may be amended by the Member; provided, that, for so long as any Securities that are rated by a Rating Agency are acquired or sold by the Company and remain outstanding, no such amendment may be made without providing prior notice to such Rating Agency.  Any such amendment will not, as evidenced by an Opinion of Counsel, cause the Company to be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes (unless the Company has elected to be so treated).

Section 7.03. Assignments, Additional Members.

(a)          Subject to Section 7.08, the Member may sell, assign or transfer its Percentage Interest without the consent of the Board or any other Person.  Upon the assignment by the Member of its limited liability company interest in the Company pursuant to this subsection, the assignee will be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  Such admission will be deemed effective immediately prior to the assignment and, immediately following such admission, the assignor Member will cease to be a member of the Company.  Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Basic Documents and this Agreement will, without any further act, be the Member hereunder, and such merger or consolidation will not constitute an assignment for purposes of this Agreement and the Company will continue without dissolution.

(b)          Until all obligations of the Company pursuant to the Basic Documents have been satisfied, the Member may not resign, except as permitted under the Basic Documents.  If the Member is permitted to resign pursuant to this subsection, a new member of the Company may be admitted to the Company with the consent of the resigning Member, upon its execution of an instrument signifying its agreement to be bound by this Agreement, which instrument may be a counterpart signature page to this Agreement.  Such admission will be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member will cease to be a member of the Company.

(c)          One or more additional members of the Company may be admitted to the Company with the consent of the Member and in accordance with the terms of the Basic Documents.

(d)          Notwithstanding any other part of this Agreement, unless an election is made to treat the Company as an association taxable as a corporation for U.S. federal income tax purposes pursuant to Section 301.7701-3 of the Treasury Regulations, no Person may be admitted as a Member of the Company unless:

(i)          such Person either (A) is not (or, if it is disregarded as an entity separate from its owner within the meaning of Treasury Regulations Section 301.7701-3(a), its owner is not), for U.S. federal income tax purposes, a “Pass-Through Entity” or (B) is a Pass-Through Entity, but (1) after giving effect to such transaction less than 50% of the value of each beneficial ownership interest in such Pass-Through Entity is attributable to such entity’s interest in the Company or (2) adequate provisions are in place that restrict any transfer of beneficial interests in such Pass-Through Entity or the actions of such Pass-Through Entity in such a manner to prevent any increase in the number of beneficial owners of the Pass-Through Entity for purposes of Treasury Regulations Section 1.7704-1(h) without the consent of the Company (as confirmed by an Opinion of Counsel);

(ii)          such Person is not acquiring its interest in the Company through an “established securities market” within the meaning of Code Section 7704(b); and

(iii)         after giving effect to such acquisition, there are no more than 95 beneficial owners of the Company for purposes of Treasury Regulations Section 1.7704-1(h).

Section 7.04.  Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Member, the Servicer and the Company and nothing in this Agreement, whether express or implied, will be construed to give to any other Person any legal or equitable right, remedy or claim in the Company or any assets of the Company or under or in respect of this Agreement or any covenants, conditions or provisions contained in this Agreement. Without limiting the generality of the foregoing, none of the provisions of this Agreement will be for the benefit of or enforceable by any creditor of the Company or the Member.

Section 7.05.  Notices.  All notices, requests, demands, consents or other communications to or from the parties to this Agreement must be in writing and will be deemed to have been given and made, in the case of (i) a letter, upon delivery or, in the case of a letter mailed via registered first class mail, postage prepaid, three days after deposit in the mail; (ii)  a facsimile, when receipt is confirmed by telephone or by reply email or reply facsimile from the recipient; (iii) an email, when receipt is confirmed by telephone or by reply email from the recipient; and (iv)  an electronic posting to a password-protected website, upon printed confirmation of the recipient’s access to such password-protected website, or when notification of such electronic posting is confirmed in accordance with clauses (i) through (iii) above.  Unless otherwise specified in this Agreement, any such notice, request, demand, consent or other communication will be delivered or addressed as set forth below or at such other address or facsimile number as any party may designate by notice to the other parties:

(i)       In the case of the Member:

Daimler Truck Financial Services USA LLC
14372 Heritage Parkway
Suite 400
Fort Worth, TX  76177
Attention: General Counsel

(ii)      In the case of the Company:

Daimler Trucks Retail Receivables LLC
c/o Daimler Truck Financial Services USA LLC
14372 Heritage Parkway, Suite 400
Fort Worth, TX  76177
Attention: Secretary

Section 7.06.  Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement will be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity or enforceability of the other covenants, agreements, provisions and terms of this Agreement.

Section 7.07.  Counterparts; Electronic Signatures.  This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts may be executed and delivered by facsimile and will be deemed to be an original, and all of which counterparts will constitute but one and the same instrument.

Any signature (including any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record) hereto or to any other certificate, agreement or document related to this Agreement, and any contract formation or record-keeping through electronic means shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar State law based on the Uniform Electronic Transactions Act.

Section 7.08.  Successors and Assigns.  This Agreement will inure to the benefit of and be binding upon the Member and its successors and permitted assigns.  Any request, notice, direction, consent, waiver or other instrument or action by the Member will bind the successors and assigns of the Member.  Notwithstanding the foregoing, the interests of the Member hereunder may not be, assigned, pledged, or otherwise transferred unless an Opinion of Counsel is rendered that such assignment, pledge, or other transfer will not cause the Company to be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.  To the fullest extent permitted by law, any attempted assignment, pledge, or other transfer in violation of this Section will be void from the beginning.

Section 7.09.  Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and will not define or limit any of the terms or provisions hereof.

Section 7.10.  GOVERNING LAW.  THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT WILL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.11.  Limitation of Obligations of the Company.  Notwithstanding any other part of this Agreement, to the fullest extent permitted by law, the Member expressly agrees that any claim hereunder against the assets of the Company, including in respect of a breach of representation or warranty or indemnification, will be expressly subordinated to the payment in full of all Securities.

Section 7.12.  Binding Agreement.  Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Managers, in accordance with its terms.

IN WITNESS WHEREOF, the undersigned have caused this Amended and Restated Limited Liability Company Agreement to be duly executed as of the day and year first above written.

MEMBER:
Daimler Truck Financial Services USA LLC

By:	/s/ Richard Howard
Name: Richard Howard
Title: SVP

By:	/s/ Jennifer Stewart
Name: Jennifer Stewart
Title: Manager

INDEPENDENT MANAGERS:

/s/ Kevin P. Burns
Kevin P. Burns

/s/ Bernard J. Angelo
Bernard J. Angelo